UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006 (November 15, 2005)

PRIMEDIA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK

(Address of principal executive offices)

10151

(Zip code)

(212) 745-0100

(Registrant’s telephone number, including area code)

This report amends the Current Report on Form 8-K filed by PRIMEDIA Inc. (“PRIMEDIA”) with the Securities and Exchange Commission on November 21, 2005.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 21, 2005, PRIMEDIA filed a Current Report on Form 8-K (Date of Report: November 15, 2005) to report its acquisition of a majority stake in Automotive.com, Inc. (“Automotive.com”). In such Form 8-K, PRIMEDIA indicated that it would file the historical and pro forma financial information required under Item 9.01 with respect to such acquisition no later than 71 days after the date that such Form 8-K was required to be filed. This amendment is filed to provide the required financial information.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(i)            Audited Financial Statements of Automotive.com as of and for the years ended December 31, 2004 and 2003

(ii)           Unaudited Financial Statements of Automotive.com as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004

(b) Pro Forma Financial Information

(i)                                     Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005

(ii)                                  Unaudited Pro Forma Statements of Consolidated Operations for the nine months ended September 30, 2005

(iii)                               Unaudited Pro Forma Statements of Consolidated Operations for the year ended December 31, 2004

(iv)                              Notes to Unaudited Pro Forma Consolidated Financial Statements

(c) Exhibits

23.1 Consent of Conrad & Associates, L.L.P.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Financial Statements

Automotive.com, Inc.

As of December 31, 2004 and 2003
and for the Years Ended December 31, 2004 and 2003
with Independent Auditors’ Report

Board of Directors

Automotive.com, Inc.

Irvine, CA

INDEPENDENT AUDITORS’ REPORT

We have audited the balance sheets of Automotive.com, Inc. as of December 31, 2004 and 2003, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Automotive.com. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Automotive.com, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Conrad and Associates, L.L.P.

March 4, 2005, except for notes 3, 5 and 10,
as to which the date is December 29, 2005

AUTOMOTIVE.COM, INC.

Balance Sheets

December 31, 2004 and 2003

	2004	2003
Current assets:
Cash and cash equivalents	$2,221,879	$1,464,746
Accounts receivable, net of allowance of $6,475 for 2004 and $0 for 2003	5,547,002	2,067,061
Prepaid income taxes	219,521	—

Total current assets	7,988,402	3,531,807

Property and equipment:
Equipment	583,954	275,501
Furniture and fixtures	63,294	13,041
Building leasehold improvements	19,118	—
Automobiles	122,644	—
Less: accumulated depreciation	(206,211)	(108,652)

Net property and equipment	582,799	179,890

Intangible assets:
Patents	16,708	16,708
Domain names	82,825	80,825
Database development costs	100,000	100,000
Software development costs	1,010,261	440,227
Less: accumulated amortization	(432,530)	(151,694)

Net intangible assets	777,264	486,066

Other assets:
Deposits	20,552	6,424

Total noncurrent assets	20,552	6,424

Total assets	$9,369,017	$4,204,187

(continued)

(continued)

	2004	2003
Current liabilities:
Accounts payable	$1,253,454	$391,711
Income taxes payable	—	85,131
Current deferred income tax liability (note 3)	156,954	72,431
Accrued interest	—	96,135
Accrued expenses	120,710	90,924
Performance bonus payable	1,220,985	194,000
Current portion of long-term debt	—	351,246

Total current liabilities	2,752,103	1,281,578

Long-term liabilities:
Noncurrent deferred income tax liability (note 3)	156,438	120,996
Notes payable - long term (note 9)	—	1,075,000
Less: current portion of long-term debt	—	(351,246)

Total long-term liabilities	156,438	844,750

Total liabilities	2,908,541	2,126,328

Commitments and contingencies (note 8)

Stockholders’ equity:
Series A preferred stock (note 4)	—	1,714
Common stock (note 4)	13,439	8,557
Additional paid-in capital	1,591,834	768,868
Retained earnings	4,855,203	1,298,720

Total stockholders’ equity	6,460,476	2,077,859

Total liabilities and stockholders’ equity	$9,369,017	$4,204,187

See accompanying notes to financial statements.

AUTOMOTIVE.COM, INC.

Income Statements

For the Years Ended December 31, 2004 and 2003

	2004	2003
Income	$26,050,987	$11,598,209

Cost of goods sold	15,605,998	7,672,133

Gross profit	10,444,989	3,926,076

Selling, general and administrative expenses	4,304,482	1,779,145

Operating income	6,140,507	2,146,931

Other income:
Interest income	9,799	3,832
Gain on sale of asset	—	25
	9,799	3,857
Other expenses:
Interest expense	64,492	70,268

Income before income taxes	6,085,814	2,080,520
Provision for income taxes (note 3)	2,415,743	879,671
Net income	$3,670,071	$1,200,849

See accompanying notes to financial statements.

AUTOMOTIVE.COM, INC.

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2004 and 2003

	Series A Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount

Balance at December 31, 2002	1,714,284	$1,714	8,557,359	$8,557	$768,868	$97,871	$877,010
Net income	—	—	—	—	—	1,200,849	1,200,849

Balance at December 31, 2003	1,714,284	1,714	8,557,359	8,557	768,868	1,298,720	2,077,859
Redemption of stock	—	—	(352,860)	(352)	(344,648)	(113,588)	(458,588)
Issuance of stock	—	—	3,520,151	3,520	1,167,614	—	1,171,134
Conversion of stock	(1,714,284)	(1,714)	1,714,284	1,714	—	—	—
Net income	—	—	—	—	—	3,670,071	3,670,071

Balance at December 31, 2004	—	$—	13,438,934	$13,439	$1,591,834	$4,855,203	$6,460,476

See accompanying notes to financial statements.

AUTOMOTIVE.COM, INC.

Statements of Cash Flows

For the Years Ended December 31, 2004 and 2003

	2004	2003
Operating activities:
Net income	$3,670,071	$1,200,849
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	378,395	155,260
Gain on sale of asset	—	(25)
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(3,479,941)	(413,702)
Prepaid income taxes	(219,521)	—
Deposits	(14,128)	99,400
Increase (decrease) in:
Accounts payable	861,742	195,058
Accrued expenses	29,786	34,758
Performance bonus payable	1,026,985	(26,000)
Income taxes payable	(85,131)	(70,590)
Deferred income taxes payable	119,965	193,427
Net cash provided by operating activities	2,288,223	1,368,435

Investing activities:
Purchases of property and equipment	(500,468)	(95,231)
Purchases of domain name	(2,000)	(57,000)
Capitalization of software costs	(570,034)	(437,584)
Net cash used in investing activities	(1,072,502)	(589,815)

Financing activities:
Redemption of stock	(458,588)	—
Net cash used in financing activities	(458,588)	—

Increase in cash and cash equivalents	757,133	778,620
Cash and cash equivalents at beginning of year	1,464,746	686,126
Cash and cash equivalents at end of year	$2,221,879	$1,464,746

Supplemental information:
Cash paid for interest expense	$64,492	$70,268
Cash paid for income taxes	$2,601,401	$600,786

Noncash financing activities:
In 2004, the note payable and related accrued interest was converted to Common Stock. (see note 9)

See accompanying notes to financial statements.

AUTOMOTIVE.COM, INC.

Notes to Financial Statements

For the Years Ended December 31, 2004 and 2003

(1)           Summary of Significant Accounting Policies

Organization

Automotive.com, Inc. (Company) was incorporated on July 1, 1999, in Delaware. The Company has developed and operates a website that provides consumers with automobile reviews, research, quotes, new and used car listings, buying tips, and links to various automobile dealers and service providers. The Company provides its services via the internet throughout the entire United States of America.

Revenue Recognition

The Company receives revenues for each valid lead that is generated through the website. Revenue for leads is recognized in the period that the lead was generated.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand accounts, money market account, and an investment sweep account which invests in money market funds.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is accounted for on the straight-line method for financial reporting purposes over the estimated useful lives of the assets, which range from 5 to 7 years. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. Depreciation expense was $97,559 and $42,406 as of December 31, 2004 and 2003, respectively.

Intangible Assets

The Company has developed a database that is used in conjunction with its website. The cost of the database is being amortized on a straight-line basis for a period of 3 years. Amortization expense charged to operations was $33,334 and $33,333 as of December 31, 2004 and 2003, respectively.

The Company capitalizes the costs of acquiring patents on its products and the costs of patents obtained through acquisition. Patents are being amortized on a straight-line basis over a period of 17 years. Amortization expense charged to operations was $983 for 2004 and 2003, respectively.

The Company has capitalized domain names. Domain names are being amortized on a straight-line basis over a period of 15 years. Amortization expense charged to operations was $5,388 and $4,716 as of December 31, 2004 and 2003, respectively.

Research and Development Costs

Research and development costs are charged to expense as incurred. However, the costs incurred for the development of the software that will be used with the website are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Costs that are capitalized include direct labor.

Amortization of capitalized software development costs begins when the Company places the software in service. Amortization is recorded using the straight-line method over periods not exceeding three years. Unamortized capitalized software development costs determined to be in excess of net realizable value of the asset are expensed immediately.

During the years ended December 31, 2004 and 2003, the Company capitalized software development costs of $570,034 and $437,583, respectively. During the years ended December 31, 2004 and 2003, amortization of software development costs was $240,867 and $73,293, respectively.

Advertising Cost

All cost associated with advertising and promotion are expensed in the period incurred. Advertising costs for the year ended December 31, 2004 and 2003 was $152,634 and $39,493, respectively.

Income Tax

Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The provision for income tax represents the total of income tax paid or payable for the current year and the change during the period in the deferred tax assets and deferred tax liabilities. See note 3 for further details.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations

The Company had one major customer for the year ended December 31, 2004, which comprised 10% of total sales. Additionally, approximately 9% of the outstanding accounts receivable was derived from this customer.

The Company had one major vendor for the year ended December 31, 2004, which comprised 11% of total costs of goods sold materials. Additionally, approximately 14% of accounts payable was owed to this vendor.

(2)           Accounts Receivable

Accounts receivable represents amounts due from customers under contract. The balance was $5,547,002 and $2,067,061 as of December 31, 2004 and 2003, respectively. Management has determined that an allowance of $6,475 and $0 for doubtful accounts is required as of December 31, 2004 and 2003, respectively.

(3)           Income Tax

The federal and state income tax provision is summarized as follows:

	Year ended December 31, 2004	Year ended December 31, 2003

Current:
Federal	$1,859,657	$532,462
State	436,121	153,782

	2,295,778	686,244

Deferred:
Federal	88,234	157,372
State	31,731	36,055

	119,965	193,427

Provision for income taxes	$2,415,743	$879,671

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31, 2004	As of December 31, 2003
Current deferred tax liabilities:
Differences between book and tax amortization	$133,793	$58,209
Differences between book and tax depreciation	23,161	14,222
Total current deferred tax liabilities	156,954	72,431
Noncurrent deferred tax liabilities:
Differences between book and tax amortization	142,445	82,920
Differences between book and tax depreciation	13,993	38,076
Total noncurrent deferred tax liabilities	156,438	120,996
Total deferred tax liabilities	$313,392	$193,427

A reconciliation of the income tax expected at the U.S. federal statutory income tax rate of 35% to the provisions for income taxes is set forth below:

	Year ended December 31, 2004	Year ended December 31, 2003
Federal tax expense at statutory rate	2,130,035	728,182
State/Local taxes, net of federal impact	304,103	123,394
Other, net	(18,395)	28,095
Income Tax Expense	2,415,743	879,671

(4)           Equity

	As of December 31, 2004	As of December 31, 2003

Series A Preferred Stock; par value $.001
Authorized shares	2,000,000	2,000,000
Issued and outstanding shares	0	1,714,284

Common Stock; par value $.001
Authorized shares	15,000,000	10,000,000
Issued and outstanding shares	13,438,934	8,557,359

In 2003, the Company had two classes of capital stock: Series A Preferred Stock and Common Stock. Holders of Series A Preferred Stock and Common Stock are entitled to one vote for each share held. Each share of Series A Preferred Stock is convertible, at the option of the holder, into one share of Common Stock.

In 2004, the Preferred Stockholder exercised the option to convert the Preferred Stock into Common Stock. As a result of this, the Company no longer has any issued and outstanding Series A Preferred Stock and only one class of capital stock which is Common Stock.

The declaration of dividends is at the discretion of the Board of Directors. The right to payment of dividends is noncumulative. No dividends were declared during 2004 or 2003.

(5)           Options

Under the Company’s 1999 Stock Plan, stock options were authorized for 1,000,000 shares of common stock. During 2004 and 2003, no options were granted. The options vest over a period of 5 years and expire in 2009. No options were exercised during 2004 and 2003, respectively.

Following is a summary of the status of the Company’s 1999 Stock Plan as of December 31, 2004 and 2003:

	2004			2003
	Options	Exercise Price	Weighted Average Exercise Price	Options	Exercise Price	Weighted Average Exercise Price
Outstanding – beginning of year	845,000	$0.02 - $0.30	$0.02	845,000	$0.02 - $0.30	$0.02
Granted	—	n/a	n/a	—	n/a	n/a
Exercised	—	n/a	n/a	—	n/a	n/a
Forfeited	—	n/a	n/a	—	n/a	n/a
Outstanding – end of year	845,000	$0.02 - $0.30	$0.02	845,000	$0.02 - $0.30	$0.02
Exercisable – end of year	835,000	$0.02 - $0.30	$0.02	666,000	$0.02 - $0.30	$0.02

The following table summarizes information about stock options outstanding and exercisable at December 31, 2004:

Exercise Price	Number Outstanding at 12/31/04	Number Exercisable at 12/31/04	Weighted Average Remaining Contractual Life

$0.02	835,000	831,000	5

$0.30	10,000	4,000	5

	845,000	835,000	5

(6)           Rent Expense

During 2003, the Company rented its office facilities on a month-to-month basis. During 2004, the Company entered into a three year operating lease for its office facilities. The lease expires during 2007. Rent expense charged to operations was $162,919 and $39,132 during 2004 and 2003, respectively.

The following is a schedule by year of the future minimum lease payments required under the operating lease agreement:

Year ending December 31,	Amount

2005	$240,263
2006	245,720
2007	41,105

$527,088

(7)           Concentrations of Credit Risk

The Company maintains its cash balances in two financial institutions located in Irvine and Los Angeles, California. Cash balances consist of demand accounts, a money market account and an investment sweep account which invests in money market funds. All balances except the investment sweep account are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. The FDIC uninsured cash balances was $1,208,728 and $891,234 as of December 31, 2004 and 2003, respectively.

The investment sweep account is insured by the Securities Investor Protection Corporation (“SIPC”) up to $500,000 per institution. The SIPC uninsured cash balances was $713,579 and $73,577 as of December 31, 2004 and 2003, respectively.

(8)           Commitments and Contingencies

In December 2004, the Company repurchased shares of common stock and entered into an agreement with the former shareholders that if the business is acquired by another entity or if the Company sells substantially all of its assets during the eighteen months following the repurchase of the shares, the former shareholders are entitled to receive the same price per share as they would have received had they retained the shares until the closing of the acquisition or sale of the Company or its assets.

(9)           Notes Payable

Notes payable consisted of the following:

	Year ended December 31, 2004	Year ended December 31, 2003

Convertible promissory note payable to a related party, interest at 6.00%, payable in monthly interest installments, through September 2005*.	$—	$1,075,000

*     The terms of the note indicates that if it is not converted to Common Stock within 4 years of the issue date, the note will be payable in 12 equal monthly installments including accrued interest beginning in September 2004.

The note is convertible to common stock at the option of the note holder. At December 31, 2003, the note could have been converted into 3,231,204 shares of Common Stock. During 2004, the note holder exercised his option to convert the note and accrued interest in full into 3,520,151 shares of Common Stock.

(10)         Subsequent Event

Effective January 1, 2005, the Company has elected by unanimous consent of its stockholders to be taxed as an S Corporation under the Internal Revenue Code. Under those provisions, the Company will not pay federal corporate income taxes on its taxable income and will pay a reduced rate for California income taxes. Instead, the stockholders will be liable for individual income taxes on their respective shares of the Company’s taxable income.

On November 15, 2005, the Company and the stockholders of the company agreed to a stock purchase agreement whereby a majority of the outstanding common stock was acquired by PRIMEDIA Inc. (“PRIMEDIA”). In addition, PRIMEDIA contributed assets to the company in exchange for newly issued common stock. Upon completion of the stock purchase agreement and contribution of assets PRIMEDIA owned approximately 80% of the outstanding stock of the Company. Under the terms of the Company’s 1999 Stock Plan the remaining outstanding options became fully vested upon the change of more than 50% ownership of the outstanding common stock of the corporation.

In addition, a stockholder agreement was entered into on November 15, 2005 under which PRIMEDIA will purchase the remaining outstanding shares, including shares from option holders, within a short period of time after the 2008 audit date or if a Put/Call Extension (as defined in the stockholder agreement) is provided, the 2009 audit date.

In the event of a qualifying termination of employment of a certain key employee, prior to December 31, 2008, PRIMEDIA shall have the right to purchase all but not less than all, of the shares held by the minority stockholders within 90 days of the qualifying termination date.

Under the terms of the stockholders agreement, the parties have agreed to use their best efforts to cause the company to distribute to the company stockholders quarterly, in the form of dividends, all Remaining Free Cash Flow (as such term is defined in the agreement). The intention to distribute Remaining Free Cash Flow is for the period November 15, 2005 through calendar year 2008 or if the Put/Call Extension Notice is delivered through calendar year 2009.

Prior to completion of the stock purchase agreement on November 11, 2005, 620,793 stock options issued under the Company’s 1999 Stock Plan (see note 5) were exercised at prices of $0.02 and $0.30. As of December 29, 2005, 224,207 stock options remain outstanding.

In November 2005, prior to the completion of the stock purchase agreement, the Company approved recognition salary payments to be made to the company’s employees in the total amount of $4,304,000.  To the extent any amounts need to be contributed to the company to ensure the full funding of these payments the founding stockholders shall have the sole responsibility to fund such amounts including any necessary employment related taxes.

Financial Statements

Automotive.com, Inc.

As of September 30, 2005
and for the Nine Months Ended September 30, 2005 and 2004

(Unaudited)

AUTOMOTIVE.COM, INC.

Balance Sheet

September 30, 2005

(Unaudited)

Current assets:
Cash and cash equivalents	$2,506,790
Investment - 180 day certificate of deposit	502,830
Accounts receivable, net of allowance of $6,475 (note 2)	4,138,709
Current deposit	62,500
Prepaid income taxes	33,285

Total current assets	7,244,114

Property and equipment:
Equipment	834,312
Furniture and fixtures	70,427
Building leasehold improvements	51,280
Automobiles	122,644
Less: accumulated depreciation	(349,429)

Net property and equipment	729,234

Intangible assets:
Patents	16,708
Domain names	131,325
Database development costs	100,000
Software development costs	1,683,029
Less: accumulated amortization	(775,834)

Net intangible assets	1,155,228

Other assets:
Deposits	20,552

Total noncurrent assets	20,552

Total assets	$9,149,128

Current liabilities:
Accounts payable	$894,690
Accrued expenses	18,573
Accrued bonuses payable	1,091,406

Total current liabilities	2,004,669

Total liabilities	2,004,669

Commitments and contingencies (note 9)

Stockholders’ equity:
Common stock (note 4)	13,439
Additional paid-in capital	1,591,834
Retained earnings	5,539,186

Total stockholders’ equity	7,144,459

Total liabilities and stockholders’ equity	$9,149,128

See accompanying notes to financial statements.

AUTOMOTIVE.COM, INC.

Income Statements

For the Nine Months Ended September 30, 2005 and 2004

(Unaudited)

	2005	2004

Income	$21,548,044	$18,218,403

Cost of goods sold	13,104,611	10,873,846

Gross profit	8,443,433	7,344,557

Selling, general and administrative expenses	4,680,343	2,728,121

Operating income	3,763,090	4,616,436

Other income:
Interest income	29,948	5,312

Other expenses:
Interest expense	—	52,749

Income before income taxes	3,793,038	4,568,999
(Benefit) provision for income taxes (note 3)	(250,679)	1,616,350
Net income	$4,043,717	$2,952,649

See accompanying notes to financial statements.

AUTOMOTIVE.COM, INC.

Statements of Cash Flows

For the Nine Months Ended September 30, 2005 and 2004

(Unaudited)

	2005	2004
Operating activities:
Net income	$4,043,717	$2,952,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	486,522	300,016
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	1,408,293	(2,577,554)
Other receivables	—	(90,000)
Current deposit	(62,500)	(14,128)
Prepaid income taxes	186,236	(230,301)
Increase (decrease) in:
Accounts payable	(358,764)	715,292
Accrued expenses	(102,137)	(41,014)
Bonuses payable	(129,579)	533,428
Income taxes payable	—	(85,131)
Deferred tax liability	(313,392)	29,181
Net cash provided by operating activities	5,158,396	1,492,438

Investing activities:
Purchase of certificate of deposit	(502,830)	—
Purchases of property and equipment	(289,653)	(424,475)
Purchases of domain names	(48,500)	—
Capitalization of software costs	(672,768)	(433,290)
Net cash used in investing activities	(1,513,751)	(857,765)

Financing activities:
Distributions to shareholders	(3,359,734)	—
Net cash used in financing activities	(3,359,734)	—

Increase in cash and cash equivalents	284,911	634,673
Cash and cash equivalents at beginning of period	2,221,879	1,464,746
Cash and cash equivalents at end of period	$2,506,790	$2,099,419

Supplemental information:
Cash paid for interest expense	$—	$52,749
Cash paid for income taxes	$—	$1,901,401

See accompanying notes to financial statements.

AUTOMOTIVE.COM, INC.

Notes to Financial Statements

For the Nine Months Ended September 30, 2005

(Unaudited)

(1)           Summary of Significant Accounting Policies

Organization

Automotive.com, Inc. (Company) was incorporated on July 1, 1999, in Delaware. The Company has developed and operates a website that provides consumers with automobile reviews, research, quotes, new and used car listings, buying tips, and links to various automobile dealers and service providers. The Company provides its services via the internet throughout the entire United States of America.

Revenue Recognition

The Company receives revenues for each valid lead that is generated through the website. Revenue for leads is recognized in the period that the lead was generated.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand accounts, a money market account and an investment sweep account which invests in money market funds.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is accounted for on the straight-line method for financial reporting purposes over the estimated useful lives of the assets, which range from 5 to 7 years. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. Depreciation expense was $143,218 and $106,482 for the nine months ended September 30, 2005 and 2004, respectively.

Intangible Assets

The Company has developed a database that is used in conjunction with its website. The cost of the database was amortized on a straight-line basis for a period of 3 years. Amortization expense charged to operations was $25,000 during the nine months ended September 30, 2004. The database was completely amortized as of December 31, 2004. There was no amortization expense charged to operations as of September 30, 2005.

The Company capitalizes the costs of acquiring patents on its products and the costs of patents obtained through acquisition. Patents are being amortized on a straight-line basis over a period of 17 years. Amortization expense charged to operations was $737 for the nine months ended September 30, 2005 and 2004.

The Company has capitalized domain names. Domain names are being amortized on a straight-line basis over a period of 15 years. Amortization expense charged to operations was $6,566 and $4,041 for the nine months ended September 30, 2005 and 2004, respectively.

Research and Development Costs

Research and development costs are charged to expense as incurred. However, the costs incurred for the development of the software that will be used with the website are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Costs that are capitalized include direct labor.

Amortization of capitalized software development costs begins when the Company places the software in service. Amortization is recorded using the straight-line method over periods not exceeding three years. Unamortized capitalized software development costs determined to be in excess of net realizable value of the asset are expensed immediately.

During the nine months ended September 30, 2005 and 2004, the Company capitalized software development costs of $672,768 and $433,290, respectively. During the nine months ended September 30, 2005 and 2004, amortization of software development costs was $336,001 and $163,558, respectively.

Advertising Cost

All cost associated with advertising and promotion are expensed in the period incurred. Advertising costs for the nine months ended September 30, 2005 and 2004 was $34,616 and $134,394, respectively.

Income Taxes

Effective January 1, 2005, the Company has elected by unanimous consent of its stockholders to be taxed as an S Corporation under the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and pays a reduced rate for California income taxes. Instead, the shareholders will be liable for individual income taxes on their respective shares of the Company’s taxable income.

Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The provision for income tax represents the total of income tax paid or payable for the current year and the change during the period in the deferred tax assets and deferred tax liabilities. See note 3 for further details.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations

The Company had two major customers for the nine months ended September 30, 2005, which comprised approximately 51% of total sales. Additionally, approximately 40% of the outstanding accounts receivable was derived from these customers. The Company had three major customers during the nine months ended September 30, 2004, which comprised 40% of total sales. Additionally, approximately 31% of the outstanding accounts receivable was derived from these customers.

The Company had three major vendors for the nine months ended September 30, 2005, which comprised 59% of total costs of goods sold. Additionally, approximately 41% of accounts payable was owed to these vendors. The Company had three major vendors during the nine months ended September 30, 2004, which comprised 32% of total cost of goods sold. Additionally, approximately 36% of accounts payable were owed to these vendors.

(2)           Accounts Receivable

Accounts receivable represents amounts due from customers under contract. The balance was $4,138,709 as of September 30, 2005. Management has determined that an allowance of $6,475 is required as of September 30, 2005.

(3)           Income Tax

The federal and state income tax (benefit) provision is summarized as follows:

	Nine months ended September 30,
	2005	2004

Current:
Federal	$—	$1,245,109
State	62,713	342,060

	62,713	1,587,169

Deferred:
Federal	(245,606)	19,606
State	(67,786)	9,575

	(313,392)	29,181

(Benefit) provision for income taxes	$(250,679)	$1,616,350

The 2005 tax benefit is a result of the Company electing to become an S corporation as of January 1, 2005. Due to the S election status and the resulting lower tax rates, the deferred tax liability at December 31, 2004, $313,392, will not be realized as long as the corporation S status remains. See note 10.

The 2004 deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

(4)           Equity

As of September 30, 2005

Series A Preferred Stock; par value $.001
Authorized shares	—
Issued and outstanding shares	—

Common Stock; par value $.001
Authorized shares	15,000,000
Issued and outstanding shares	13,438,934

Distributions to shareholders for the nine months ended September 30, 2005 total $3,359,734.

(5)           Options

Under the Company’s 1999 Stock Plan, stock options were authorized for 1,000,000 shares of common stock. During the nine months ended September 30, 2005 no options were granted. The options vest over a period of 5 years and expire in 2009. No options were exercised during the nine months ended September 30, 2005.

Following is a summary of the status of the Company’s 1999 Stock Plan as of September 30, 2005:

	Options	Exercise Price	Weighted Average Exercise Price
Outstanding - 12/31/04	845,000	$ 0.02 - $0.30	$0.02
Granted	—	n/a	n/a
Exercised	—	n/a	n/a
Forfeited	—	n/a	n/a
Outstanding - 9/30/05	845,000	$ 0.02 - $0.30	$0.02
Exercisable - 9/30/05	839,000	$ 0.02	$0.02

The following table summarizes information about stock options outstanding and exercisable at September 30, 2005:

Exercise Price	Number Outstanding at 9/30/05	Number Exercisable at 9/30/05	Weighted Average Remaining Contractual Life
$0.02	835,000	833,000	5

$0.30	10,000	6,000	5
	845,000	839,000	5

6)             Rent Expense

During 2004, the Company entered into a three year operating lease for its office facilities. The lease expires during 2007. Rent expense charged to operations was $182,923 and $103,990 during the nine months ended September 30, 2005 and 2004, respectively.

The following is a schedule by year of the future minimum lease payments required under the operating lease agreement:

Amount

Three months ended December 31, 2005	$57,340
Year ending December 31, 2006	245,720
Year ending December 31, 2007	41,105
$344,165

(7)           Concentrations of Credit Risk

The Company maintains its cash balances in two financial institutions located in Irvine and Los Angeles, California. Cash balances consist of demand accounts, a money market account and an investment sweep account which invests in money market funds. All balances except the investment sweep account are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. The FDIC uninsured cash balance was $789,000 as of September 30, 2005.

The investment sweep account is insured by the Securities Investor Protection Corporation (“SIPC”) up to $500,000 per institution. The SIPC uninsured cash balance was $1,468,648 as of September 30, 2005.

(8)           Defined Contribution 401k Plan

The Company adopted a qualified 401k Safe Harbor plan effective March 1, 2005 that covers substantially all full-time employees meeting certain eligibility requirements. Eligible employees can contribute to this plan. The Company is required to match 3% of each eligible employee’s salary. The Company’s contribution to the plan, based upon this 3% match, was $27,762 for the time period March 1, 2005 through September 30, 2005.  The profit sharing portion of the plan is discretionary and optional as determined by the Board Directors. As of September 30, 2005, there was no profit sharing portion contributed.

(9)           Commitments and Contingencies

In December 2004, the Company repurchased shares of common stock and entered into an agreement with the former shareholders that if the business is acquired by another entity or if the Company sells substantially all of its assets during the eighteen months following the repurchase of the shares, the former shareholders are entitled to receive the same price per share as they would have received had they retained the shares until the closing of the acquisition or sale of the Company or its assets. See note 10.

(10)         Subsequent Events

On November 15, 2005, the Company and the stockholders of the company agreed to a stock purchase agreement whereby a majority of the outstanding common stock was acquired by PRIMEDIA, Inc. (“PRIMEDIA”). In addition, PRIMEDIA contributed assets to the company in exchange for newly issued common stock. Upon completion of the stock purchase agreement and contribution of assets PRIMEDIA owned approximately 80% of the outstanding stock of the Company. Under the terms of the Company’s 1999 Stock Plan the remaining outstanding options became fully vested upon the change of more than 50% ownership of the outstanding common stock of the corporation.

In addition, a stockholder agreement was entered into on November 15, 2005 under which PRIMEDIA will purchase the remaining outstanding shares, including shares from option holders, within a short period of time after the 2008 audit date or if a Put/Call Extension (as defined in the stockholder agreement) is provided, the 2009 audit date.

In the event of a qualifying termination of employment of a certain key employee, prior to December 31, 2008, PRIMEDIA shall have the right to purchase all but not less than all, of the shares held by the minority stockholders within 90 days of the qualifying termination date.

Under the terms of the stockholders agreement, the parties have agreed to use their best efforts to cause the company to distribute to the company stockholders quarterly, in the form of dividends, all remaining Free Cash Flow (as such term is defined in the agreement). The intention to distribute Remaining Free Cash Flow is for the period November 15, 2005 through calendar year 2008 or if the Put/Call Extension Notice is delivered through calendar year 2009.

Prior to completion of the stock purchase agreement on November 11, 2005, 620,793 stock options issued under the Company’s 1999 Stock Plan (see note 5) were exercised at prices of $0.02 and $0.30. As of December 29, 2005, 224,207 stock options remain outstanding.

In November 2005, prior to the completion of the stock purchase agreement, the Company approved recognition salary payments to be made to the company’s employees in the total amount of $4,304,000.  To the extent any amounts need to be contributed to the company to ensure the full funding of these payments the founding stockholders shall have the sole responsibility to fund such amounts including any necessary employment related taxes.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma financial information

PRIMEDIA Inc.

Unaudited Pro Forma Consolidated Financial Statements

(dollars in thousands)

The following unaudited pro forma consolidated financial statements have been prepared based on the historical consolidated financial statements of PRIMEDIA Inc. (“PRIMEDIA”) after giving effect to the acquisition of Automotive.com, Inc. (“Automotive.com”), and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma consolidated financial statements. The unaudited pro forma statements of consolidated operations give effect to the acquisition of Automotive.com as if it had occurred on January 1, 2004 and the unaudited pro forma consolidated balance sheet gives effect to the acquisition of Automotive.com as if it had occurred on September 30, 2005.

The unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements. Such unaudited pro forma consolidated financial statements should be read in conjunction with PRIMEDIA’s consolidated financial statements and notes set forth in the Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of consolidated operations that would have actually been reported had the acquisition occurred on January 1, 2004 for statements of consolidated operations purposes and as of September 30, 2005 for consolidated balance sheet purposes, nor are they necessarily indicative of PRIMEDIA’s future consolidated financial position or consolidated results of operations. The unaudited pro forma consolidated financial statements are based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

PRIMEDIA Inc.

Unaudited Pro Forma Consolidated Balance Sheet

September 30, 2005

(dollars in thousands, except share amounts)

	Historical	Historical	Pro Forma		Consolidated
	PRIMEDIA	Automotive.com	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$454,744	$3,010	$(60,085	) (b)(f)	$397,669
Accounts receivable, net	142,802	4,139	—		146,941
Inventories	17,157	—	—		17,157
Prepaid expenses and other	27,810	96	—		27,906
Total current assets	642,513	7,245	(60,085)		589,673

Property and equipment, net	62,938	729	—		63,667
Other intangible assets, net	212,015	1,155	29,534	(c)	242,704
Goodwill	789,074	—	59,584	(d)	848,658
Other non-current assets	38,648	20	—		38,668
Total Assets	$1,745,188	$9,149	$29,033		$1,783,370

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$50,053	$895	$—		$50,948
Accrued expenses and other	149,641	1,110	345	(e)	151,096
Deferred revenues	136,130	—	—		136,130
Current maturities of long-term debt	153,788	—	—		153,788
Shares subject to mandatory redemption	211,739	—	—		211,739
Total current liabilities	701,351	2,005	345		703,701

Long-term debt	1,443,824	—	12,415	(f)	1,456,239
Deferred revenues	14,878	—	—		14,878
Deferred income taxes	83,555	—	—		83,555
Other non-current liabilities	59,823	—	23,417	(g)	83,240
Total Liabilities	2,303,431	2,005	36,177		2,341,613

Shareholders’ deficiency:
Common stock ($.01 par value, 350,000,000 shares authorized and 271,582,607 shares issued at September 30, 2005)	2,716	13	(13	) (h)	2,716
Additional paid-in capital (including warrants of $31,690 at September 30, 2005)	2,362,902	1,592	(1,592	) (h)	2,362,902
Retained earnings (accumulated deficit)	(2,847,984)	5,539	(5,539	) (h)	(2,847,984)
Common stock in treasury, at cost (8,442,409 shares at September 30, 2005)	(75,877)	—	—		(75,877)
Total Shareholders’ Deficiency	(558,243)	7,144	(7,144)		(558,243)

Total Liabilities and Shareholders’ Deficiency	$1,745,188	$9,149	$29,033		$1,783,370

See notes to unaudited pro forma consolidated financial statements.

PRIMEDIA Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Nine Months Ended September 30, 2005

(dollars in thousands, except share and per share amounts)

	Historical	Historical	Pro Forma		Consolidated
	PRIMEDIA	Automotive.com	Adjustments		Pro Forma
Revenues, net:
Advertising	$492,260	$415	$—		$492,675
Circulation	183,005	—	—		183,005
Other	123,078	21,133	—		144,211
Total revenues, net	798,343	21,548	—		819,891

Operating costs and expenses:
Cost of goods sold	176,830	13,105	—		189,935
Marketing and selling	153,539	35	—		153,574
Distribution, circulation and fulfillment	150,781	—	—		150,781
Editorial	62,293	—	—		62,293
Other general expenses	97,439	4,158	—		101,597
Corporate administrative expenses (including non-cash compensation of $4,070)	26,405	—	—		26,405
Depreciation of property and equipment	21,239	143	—		21,382
Amortization of intangible assets and other	7,416	344	3,958	(i)	11,718
Provision for severance, closures and restructuring related costs	1,556	—	—		1,556
Gain on sale of businesses and other, net	(80)	—	—		(80)

Operating income (loss)	100,925	3,763	(3,958)		100,730

Other income (expense):
Interest expense	(98,482)	—	(4,345	) (j)	(102,827)
Interest on shares subject to mandatory redemption	(21,920)	—	—		(21,920)
Amortization of deferred financing costs	(3,560)	—	—		(3,560)
Other income (expense), net	(7,088)	30	—		(7,058)

Income (loss) from continuing operations before income tax (expense) benefit	(30,125)	3,793	(8,303)		(34,635)
Provision for income tax (expense) benefit	(10,496)	251	(251	) (k)	(10,496)

Income (loss) from continuing operations	$(40,621)	$4,044	$(8,554)		$(45,131)

Basic loss per share from continuing operations	$(0.15)				$(0.17)
Diluted loss per share from continuing operations	$(0.15)				$(0.17)

Basic and diluted common shares outstanding	262,919,067				262,919,067

See notes to unaudited pro forma consolidated financial statements.

PRIMEDIA Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2004

(dollars in thousands, except share and per share amounts)

			Adjusted
	Historical	Discontinued	Historical	Historical	Pro Forma		Consolidated
	PRIMEDIA	Operations (a)	PRIMEDIA	Automotive.com	Adjustments		Pro Forma
Revenues, net:
Advertising	$847,548	$199,242	$648,306	$868	$—		$649,174
Circulation	278,435	16,755	261,680	—	—		261,680
Other	181,096	43,415	137,681	25,183	—		162,864
Total revenues, net	1,307,079	259,412	1,047,667	26,051	—		1,073,718

Operating costs and expenses:
Cost of goods sold	275,415	48,506	226,909	15,606	—		242,515
Marketing and selling	265,868	66,688	199,180	153	—		199,333
Distribution, circulation and fulfillment	217,178	29,691	187,487	—	—		187,487
Editorial	107,876	30,125	77,751	—	—		77,751
Other general expenses	155,010	33,699	121,311	3,773	—		125,084
Corporate administrative expenses (including non-cash compensation of $6,097)	31,812	278	31,534	—	—		31,534
Depreciation of property and equipment	37,380	8,379	29,001	98	—		29,099
Amortization of intangible assets and other	26,669	7,454	19,215	280	5,455	(i)	24,950
Severance related to separated senior executives	658	—	658	—	—		658
Provision for severance, closures and restructuring related costs	9,651	1,397	8,254	—	—		8,254
Provision for unclaimed property	5,500	1,638	3,862	—	—		3,862
(Gain) loss on sale of businesses and other, net	(952)	13	(965)	—	—		(965)

Operating income (loss)	175,014	31,544	143,470	6,141	(5,455)		144,156

Other income (expense):
Provision for the impairment of investments	(804)	—	(804)	—	—		(804)
Interest expense	(123,317)	316	(123,633)	(65)	(4,879	) (j)	(128,577)
Interest on shares subject to mandatory redemption	(43,780)	—	(43,780)	—	—		(43,780)
Amortization of deferred financing costs	(4,986)	—	(4,986)	—	—		(4,986)
Other income	19,204	17,388	1,816	10	—		1,826

Income (loss) from continuing operations before income tax expense	21,331	49,248	(27,917)	6,086	(10,334)		(32,165)
Provision for income tax (expense) benefit	(14,945)	(272)	(14,673)	(2,415)	2,415	(k)	(14,673)

Income (loss) from continuing operations	6,386	48,976	(42,590)	3,671	(7,919)		(46,838)

Preferred stock dividends and related accretion	(13,505)	—	(13,505)	—	—		(13,505)

Income (loss) applicable to common shareholders from continuing operations	$(7,119)	$48,976	$(56,095)	$3,671	$(7,919)		$(60,343)

Basic loss per share from continuing operations	$(0.03)		$(0.22)				$(0.23)
Diluted loss per share from continuing operations	$(0.03)		$(0.22)				$(0.23)

Basic and diluted common shares outstanding	260,488,000		260,488,000				260,488,000

See notes to unaudited pro forma consolidated financial statements.

PRIMEDIA Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(dollars in thousands)

Note 1.   Basis of Pro Forma Presentation

The pro forma consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma consolidated financial statements of PRIMEDIA and Automotive.com have been prepared based on the historical balance sheets of PRIMEDIA and Automotive.com as of September 30, 2005 and the historical statements of operations of PRIMEDIA and Automotive.com for the nine months ended September 30, 2005 and the year ended December 31, 2004, after giving effect to the adjustments and assumptions described below.

PRIMEDIA and Automotive.com employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America.  In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of PRIMEDIA and Automotive.com have been made.

The ongoing activity presented in these pro forma consolidated financial statements represents PRIMEDIA’s assets, liabilities, revenues and expenses after the acquisition of Automotive.com.

Note 2. Acquisition of Automotive.com

On November 15, 2005, (“the transaction date”) PRIMEDIA purchased approximately 80% of the outstanding common stock of Automotive.com. The total estimated purchase price was $96,262, comprised of $72,500 in cash, $23,417 representing the present value of the expected future payments to be made to acquire the remaining shares of Automotive.com and $345 of estimated direct acquisition costs. PRIMEDIA was assisted in the valuation of the preliminary purchase price allocation by an independent valuation firm.  The final determination of the purchase price allocation may result in fair values that may be different than the preliminary estimates of these amounts.

PRIMEDIA financed the acquisition of Automotive.com utilizing $60,085 in cash and the remaining $12,415 as an advance on PRIMEDIA’s revolver.

The following is a summary of the estimated purchase price, as well as the preliminary allocation of the purchase price to the fair value of the net assets acquired as of the transaction date:

Cash paid	$72,500
Present value of expected future payments under the forward agreement	23,417
Estimated direct acquisition costs	345
Total estimated purchase price	96,262

Less: Fair value of net tangible assets acquired	11,258
Plus: Liabilities assumed	8,094

Total excess purchase price	93,098

Allocated to identifiable intangible assets	30,689

Goodwill	$62,409

Additional Payments

Under the provisions of the Automotive.com Stock Purchase Agreement, PRIMEDIA must make quarterly payments (the “Additional Payments”) to the minority shareholders of Autmotive.com in the amount of 30% of Remaining Free Cash Flow, as defined in the Automotive.com Stockholders Agreement. The additional payments will be paid within 45 days of the end of each calendar quarter commencing with the quarter ended December 31, 2005 and ending within 45 days of the quarter ending December 31, 2008, or December 31, 2009, if the forward agreement (see discussion below) is extended by the minority shareholders. The additional payments will be recognized when the related contingency is resolved and the consideration is paid or becomes payable. The pro rata share of the additional payments made to Automotive.com’s Chief Executive Officer (“CEO”) will be recorded as compensation expense due to the nature of his ongoing relationship with Automotive.com. The remaining pro rata share of the Additional Payments to be made to the other minority shareholders will be recorded as an adjustment to the purchase price of Automotive.com. No such adjustment has been recorded in the unaudited pro forma financial statements, due to the contingent nature of these payments.

Forward Agreement

In addition, PRIMEDIA and the minority shareholders entered into a forward agreement through which Primedia will purchase the remaining 20% of Automotive.com’s stock within a short period of time after the 2008 audit date, or if the forward agreement is extended, the 2009 audit date (early 2010). The settlement price of the forward agreement is based on a measure of Automotive.com’s earnings in the fiscal year prior to settlement.

For accounting purposes, the forward agreement will be bifurcated into the components relating to the CEO of Automotive.com and the other minority shareholders. The component relating to the CEO will be measured at intrinsic value for the one and one half months remaining in 2005 following the transaction date. Beginning on January 1, 2006, PRIMEDIA will adopt the provisions of FASB Statement No. 123R, Share Based Payment, which will require that the portion of the forward agreement relating to the CEO be recorded as a liability and measured at fair value. The initial recognition of the liability will be recorded as the cumulative effect of an accounting change on January 1, 2006. Subsequent to January 1, 2006, the liability will be measured based on fair value at each reporting date and any adjustments to the liability will be recorded as compensation expense.

The component of the forward agreement relating to the other minority shareholders will be recorded as a liability at fair value as of the transaction date and recorded as an adjustment to the purchase price. Additionally, this liability will be measured based on fair value at each subsequent reporting date and any adjustments to the liability will be recorded as interest expense.

Note 3. Pro Forma Adjustments

The accompanying unaudited pro forma consolidated financial statements have been prepared as if the acquisition was completed on September 30, 2005 for consolidated balance sheet purposes, and as of January 1, 2004 for statements of consolidated operations purposes, and reflect the following pro forma adjustments:

(a) Discontinued operations in the above unaudited pro forma statement of consolidated operations for the year ended December 31, 2004, includes the operations of About.com, PRIMEDIA’s Business Information Segment (excluding Ward’s Automotive Group) and two magazines in the Enthusiast Media segment, all of which were disposed of during the nine months ended September 30, 2005.

(b) To record the following adjustments to cash:

Cash paid for Automotive.com	$(72,500)
Proceeds from advance on revolver	12,415
Total adjustments to cash	$(60,085)

(c) To eliminate Automotive.com’s historical value of intangible assets and record the fair value:

Automotive.com historical amount of intangible assets, net	$(1,155)
Fair value	30,689
Total adjustment to intangible assets, net	$29,534

(d) To record goodwill resulting from the acquisition of Automotive.com assuming the acquisition occurred on September 30, 2005.

(e) To record direct acquisition costs of $345.

(f) To record $12,415 advance on revolver to partially finance purchase of Automotive.com.

(g) To record liability for present value of expected future payments, as described in Note 2.

(h) To eliminate historical equity accounts of Automotive.com.

(i)  To remove Automotive.com historical amortization expense and record amortization expense on the fair value of intangible assets acquired:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
Automotive.com historical amortization expense	$(344)	$(281)
Amortization expense on fair value of intangible assets	4,302	5,736
Total adjustment to intangible assets, net	$3,958	$5,455

(j) To record interest expense on $12,415 advance on revolver to partially finance acquisition of Automotive.com, using average interest rates of 5.3% and 3.75% for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively; and to record interest expense to account for accretion of present value of expected future payments using a discount rate of 19%.  The actual transaction assumes the settlement of the forward agreement occurring approximately four years from the transaction date of November 15, 2005, or no later than early 2010.  For purposes of the unaudited pro forma statements of consolidated operations, the acquisition is assumed to be completed as of January 1, 2004.  Therefore, the calculation for accretion of present value of expected future payments assumes a settlement date of approximately four years later, or no later than early 2008.

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
Interest expense on advance on revolver	$493	$466
Accretion of present value of expected future payments	3,852	4,413
Total adjustment to interest expense	$4,345	$4,879

(k) PRIMEDIA and its subsidiairies file federal and certain state income tax returns on a consolidated basis. Filing on a consolidated basis allows individual members to offset income with other member's losses in determining the group's overall income tax liability.

On a consolidated basis, Automotive.com's income would have been absorbed by the overall loss generated by PRIMEDIA and its subsidiairies.  Therefore, the elimination of Automotive.com's provision for income taxes is reflected as a pro forma adjustment.

Note 4. Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of PRIMEDIA for the nine months ended September 30, 2005 and the year ended December 31, 2004.  As the pro forma statements of consolidated operations for these periods show a net loss from continuing operations applicable to common shareholders, weighted average basic and diluted shares are the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	January 31, 2006	By:	/s/ Christopher A. Fraser
Christopher A. Fraser
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Conrad & Associates, L.L.P.